UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2009

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events that Increase a Direct Financial Obligation.

On May 22, 2009, Capital Growth Systems, Inc., (Company), received from ACF CGS, L.L.C. (Agent), formal notification of certain covenant violations that have occurred and continue to exist under the Loan Agreement, dated as of November 19, 2008, by and among the Company, Global Capacity Group, Inc., Centrepath, Inc., 20/20 Technologies, Inc., 20/20 Technologies I, LLC, a Delaware limited liability Company, Nexvu Technologies, LLC, Capital Growth Acquisition, Inc., Vanco Direct USA, LLC, to be known as Global Capacity Direct, LLC, and Magenta netLogic Limited (each individually a “Borrower” and collectively the “Borrowers”), Agent, and the Lenders who are a party thereto (Loan Agreement).  The Borrower has timely paid all debt service obligations under the Loan Agreement.  A copy of the Loan Agreement was filed with the SEC as Exhibit 10.8 to the Company’s Current Report on   Form 8-K, which was filed with the SEC on November 20, 2008 (November 2008 8-K).

(a)(1) -- (4)

Notice from Agent.

On May 22, 2009, Agent notified Company that the following covenant violations have occurred and continue to exist under the Loan Agreement, by virtue of Borrowers’ failure to comply with the following sections of the Loan Agreement:  (i)  Item 19(a) of the Addendum (Fixed Charge Coverage Ratio) for the five months ended March 31, 2009; (ii) Item 19(b) of the Addendum (Leverage Ratio) for the five months ended March 31, 2009; (iii) Item 19(c) of the Addendum (Monthly Recurring Circuit Revenue) for the month ended March 31, 2009; and (iv) Item 19(d) of the Addendum (Monthly Recurring Circuit Margin) for the month ended March 31, 2009 (together, the Specified Defaults).  It should be noted that the Agent at this time is not requiring all accrued PIK Interest to be due and payable in cash pursuant to Section 3(b) of the Loan Agreement.  Furthermore, Company and Agent are in the process of negotiating the terms of a prospective continuation of the credit facility.  However, Agent and Lenders have not waived and expressly reserve all their rights, powers, and remedies under the Loan Agreement and the related loan documents.

Loan Agreement Description.

As reported in the November 2008 8-K, the Loan Agreement provides for a senior secured term loan (Term Loan) of $8.5 million, subject to an increase in availability of up to an additional $2 million, upon the approval of the Lenders and the Company.  The Borrowers granted to the Agent and Lenders a security interest in substantially all of their assets and a collateral pledge of all of the Company’s subsidiaries’ Common Stock or limited liability company interests.  The Term Loan is evidenced by a Term Note bearing interest at a rate equal to the prime rate of interest, as defined, plus 14% per annum payable monthly, with 5% of that rate to be capitalized, compounded, and added to the unpaid principal amount of the Term Loan.

The Loan Agreement contains a number of financial covenants that the Company must maintain, including, but not limited to, a minimum debt to EBITDA ratio, a minimum cash balance, a minimum margin from the Company’s circuit business, and others.  Further, under the Loan Agreement, the Company is required to provide the Agent with a monthly income statement regarding the Company’s circuit business, a monthly statement regarding the collateral securing the Term Loan, and a monthly summary of the balance on its accounts receivable with its largest customer.  The Company must also provide to the Agent all federal tax returns filed by the Company as well as all reports filed with the Securities and Exchange Commission.

Under the Term Loan Agreement, the Company and its subsidiaries may not, among other things:  (i) merge or consolidate with any other person, or purchase all or substantially all of the assets of any other person, or sell, transfer, lease, abandon, or otherwise dispose of a substantial portion of its assets or any of the collateral pledged to the Agent, or any interest therein, except that, so long as no default has occurred and is continuing, each Borrower may make sales of its inventory in the ordinary course of business; (ii) incur any indebtedness or liens on its assets except for indebtedness and liens incurred as a result of the issuance of the November Debentures, the Amended March Debentures, and the Seller Debenture, and purchase money financing not to exceed an agreed upon limit; (iii) pay any dividends (except for dividends to parent companies) or repurchase any of its stock, or make payments on the November Debentures, the Amended March Debentures, and the Seller Debenture (collectively, the Debentures), except as permitted by the Senior Lender Intercreditor Agreement; (iv) make any loans or advances to or extend any credit to any person, except for certain permitted investments and certain intercompany advances to the Company’s Magenta netLogic subsidiary, or create any new subsidiary or make loans to, transfer any money or other assets to, or otherwise invest in any subsidiary unless such subsidiary is or becomes a party to the Loan Agreement; (v) make capital expenditures in excess of $1 million in any fiscal year, determined on an aggregate basis; (vi) increase the total compensation paid to certain members of the Company’s management by more than 5% per year; (vii) amend or modify the Purchase Agreement, or any of the Company’s or any subsidiary’s charter documents, or the Debentures; (viii) enter into new capital leases in excess of $500,000 in the aggregate; (ix) settle or compromise its largest customer’s receivable; or (x) use the proceeds of the Term Loan other than for the acquisition of Vanco Direct or for working capital purposes.

An event of default occurs under the Loan Agreement when, among other things:  (i) the Company fails to pay any amounts due thereunder when due (with a one business day grace period), (ii) the Company breaches any covenant (including any financial covenant) or fails to perform any agreement required under the Loan Agreement (with a five business day grace period); (iii) a breach of any representation or warranty made in the Loan Agreement; (iv) any event of default shall occur (after giving effect to any applicable notice and cure period) under the Debentures or any other agreement for borrowed money for an amount in excess of $100,000 (after giving effect to any applicable notice and cure period) or with respect to material real estate leases; (v) the suspension of the operation of any subsidiary’s or the Company’s present business; (vi) the Company or any subsidiary becomes insolvent, or a proceeding is instituted by or against it alleging that the Company or such subsidiary is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code, as amended (or under any analogous law of any other jurisdiction), is filed by or against the Company or any subsidiary; (vii) entry of any judgment in excess of $100,000 against the Company or any subsidiary; (viii) transfer of a substantial part of the property of the Company or any subsidiary or the sale, transfer, or exchange, either directly or indirectly, of a controlling interest of the Company or any subsidiary to a third person; (ix) if there are certain changes in management of the Company or any subsidiary and such change is not approved by the Agent; (x) the occurrence of any act, omission, event, or circumstance which has or could reasonably be expected to have a material adverse effect; (xi) if the Final Closing shall have not occurred within ninety-one (91) days following the funding of the Term Loan; or (xii) the transfer of Licenses necessary to operate in the States of California, Tennessee, and Pennsylvania has not been approved within ninety (90) days from the date of the Term Loan Agreement.

Amount of the Direct Financial Obligation, as Increased.

It should be noted that the Agent and Lenders at this time are not requiring all accrued PIK Interest to be due and payable in cash pursuant to Section 3(b) of the Loan Agreement.  Furthermore, Company and Agent are in the process of negotiating the terms of a prospective continuation of the credit facility.  However, Agent and Lenders have not waived and expressly reserve all their rights, powers, and remedies under the Loan Agreement and the related loan documents.  If a continuation agreement is reached, it is expected that the Company will be required to pay additional interest retroactive to the date of Notice and may be required to pay an additional fee to the Lender and to reimburse it for all applicable costs and fees incurred by the Lender.

Any Other Material Obligations of the Registrant that may Arise, Increase, or be Accelerated.

November Debentures.

Pursuant to the November Securities Purchase Agreement, a copy of which is attached as Exhibit 10.11 to the November 2008 8-K, the Company completed a private placement effective as of the closing date of $9,025,000 of securities with a limited number of investors, as described more fully in the November 2008 8-K.

The November Debentures provide that the holders can accelerate the related indebtedness in the event of the occurrence of an “Event of Default” and failure to cure within the applicable cure period (not to exceed five trading days for monetary defaults, seven trading days following delivery of notice of nonmonetary defaults, or ten trading days following the date of a default where the Company knew of the default), if any.  “Events of Default” include:  (i) the breach by the Company of any of its obligations pursuant to the November Debentures or any of the other transaction documents (i.e., the November Securities Purchase Agreement or the associated agreements in connection therewith) or any other material agreement to which the Company (or any subsidiary) is a party; (ii) any representation or warranty being untrue or incorrect at the time made in any material respect; (iii) certain insolvency events with respect to the Company or material subsidiaries, or defaults with respect to any mortgage, credit agreement, or other facility which involves an obligation in excess of $150,000; (iv) cessation of listing of the Company’s Common Stock for five consecutive trading days; (v) a Change of Control transaction (including changes of beneficial ownership of the Company in excess of 40%); (vi) mergers or consolidations where the shareholders of the Company immediately prior to the transaction hold less than 60% of the aggregate voting power of the Company or successor after the transaction; (vii) sales of substantially all of the assets of the Company to a purchaser of which the shareholders of the Company prior to the transaction own less than 60% of the voting power of the acquiring entity; (viii) a replacement over a three-year period of over half of the members of  the Company’s board of directors where the replacement directors were not approved by a majority of the current directors or directors that were duly approved by such persons, (ix) failure to meet the public reporting requirements of the Company under Rule 144; (x) failure to timely deliver stock certificates; (xi) loss of eligibility of the Common Stock for trading on its trading market; (xii) the Company shall agree to sell all or substantially all of its assets or be party to a Fundamental Transaction or a Change in Control Transaction; (xiii) and the entering against the Company of any monetary judgment for more than $50,000 which remains unvacated, unbonded, or unstayed for a period of forty-five days.

March Amended and Restated Debentures.

Pursuant to the Waiver Agreement, a copy of which is attached as Exhibit 10.5 to the November 2008 8-K, the holders of $16 million of original principal amount of the March Debentures agreed to exchange their March Debentures for amended and restated March Debentures maturing March 11, 2015, convertible into Common Stock at $0.24 per share (the “Tranche 1 Amended March Debentures”) in which the remainder of the interest that would have accrued under their March Debentures, plus the sum of 25% of their original principal amount, plus all liquidated damages accruing with respect to the original registration rights agreement (12% of original principal amount) will be added to the principal amount of the Tranche 1 Amended March Debentures (collectively, the “Add-on Amount”).  The Senior Lender Intercreditor Agreement, a copy of which is attached as Exhibit 10.16 to the November 2008 8-K, contains certain conditions to the cash payment of the quarterly redemption amounts.  To the extent the Company fails to satisfy those conditions, the Tranche 1 Amended March Debenture holders at their election can either accept payment of such amount with Common Stock valued at 90% of the volume weighted average price for a designated ten-day period prior to each payment or, alternatively, accrue the unpaid portion with interest until maturity.  Many of the remaining terms of the March Debentures were embodied in the Tranche 1 Amended March Debentures, which include the right to convert the principal amount of the debentures to Common Stock, provided that the Add-on Principal amount is not convertible until the Authorized Share Increase, due to the current lack of sufficient authorized Common Stock to guarantee the issuance of the maximum number of shares issuable thereunder.

With respect to two affiliated holders of March Debentures, who as of November 20, 2008 held in the aggregate approximately $2,459,160 of principal amount of March Debentures (as reduced from original aggregate principal amount of $3 million due to prior conversions of principal to Common Stock), the Company agreed, effective as of the closing, to exchange their March Debentures for new debentures (the “Tranche 2 Amended March Debentures”) which mirror the Tranche 1 Amended March Debentures except that:  (i) the Add-on amount for the Tranche 2 Amended March Debentures will be limited to the liquidated damages amount accrued for failure to have the registration statement declared effective on a timely basis plus the legal fees incurred by the holders in negotiation and documentation of the revised transactions; and (ii) at the closing, the Company agreed to make a one-time payment of all interest accruing or scheduled to accrue with respect to the corresponding original March Debentures (estimated to total approximately $915,000), in satisfaction of all interest accruing on the debentures.  A copy of the Waiver Agreement and the forms of Tranche 1 Amended March Debenture and Tranche 2 Amended March Debentures are attached hereto as Exhibits 10.5, 10.6, and 10.7, respectively to the November 2008 8-K.

As of this date, none of the November Debenture holders or the Tranche 1 or Tranche 2 Amended March Debenture holders has declared a default.  Furthermore, in the event of a default, the Lenders may block any payments related to said default for up to 180 days, depending upon the nature of the default, repayment, and/or satisfaction of the Lender debt and other factors.  A copy of the Senior Lender Intercreditor Agreement is attached as Exhibit 10.16 to the November 2008 8-K.

Item 9.01                      Exhibits.

           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer